UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 9, 2010

AGR TOOLS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52043	98-0480810
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Lido Circle, Suite C-1
Lakeway, TX 78724
(Address of principal executive offices)

936-539-5744
(Registrant’s telephone number, including area code)

_____________________________________________________
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 9, 2010, we appointed Rock Rutherford, John Kuykendall and Michael Todd Rutherford as our directors to act until their successors are elected and qualified.  At the same time, we also appointed Mr. Rutherford, Mr. Kuykendall and Mr. Rutherford as members of our audit committee.

Also on September 9, 2010, we accepted the resignation of David Chapman as our director.  Mr. Chapman’s decision to resign was not due to any disagreement with us on any matter related our operations, policies or practices.  As a result of the appointments and resignation, our Board of Directors and audit committee each consist of three members.

There are no arrangements or understandings between the new directors and any other persons pursuant to which the directors were selected to occupy such positions.  There are also no material plans, contracts or arrangements to which any director is a party or in which he participates that are entered into or material amendment in connection with the triggering event or any grant or award to any such director or modification thereto, under any such plan, contract or arrangement in connection with any such event.

Additionally, there are no transactions, since the beginning of our last fiscal year, or any currently proposed transactions, in which we were or are to be a participant and the amount involved exceeds $120,000 or 1% of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

Rock Rutherford – President, Chief Executive Officer, Director

Rock Rutherford is 65 years of age and has been our President and Chief Executive Officer since August 7, 2009 and our director since September 9, 2010.

Mr. Rutherford has been an international trader and business consultant specializing in the Chinese market since 1983.  He has been living and conducting business in Asia for more than thirty five years and was involved in the first trade fair held in Beijing through the offices of the United Nations in 1985.  Mr. Rutherford is currently an advisor to the World Import/Export Bank for the development of American manufacturing and export of American made products into China.  He also works with the U.S. State Department in advising American development with the commerce sections of the U.S. Embassies in mainland China.

From 1994 to 2001, Mr. Rutherford was the Chief Executive Officer and Managing Director of CPR Ltd. and was responsible for all of its mining and commodities operations in Asian and East Africa.  From 2001 to the present, Mr. Rutherford has served as the Chief Executive Officer and Managing Director for AGR Stone & Tools USA, Inc., our wholly owned subsidiary.

Mr. Rutherford is currently a director of Global Security Agency Inc., a company whose common stock is quoted on the OTC Bulletin Board under the symbol “GSAG”, and has served as such since April 8, 2010.  Other than that, he has not been a director of any company with a class of securities registered pursuant to section 12 of the Exchange Actor subject to the requirements of section 15(d) of the Exchange Act, or any company registered as an investment company under the Investment Company Act of 1940 during the past five years.

John Kuykendall – Secretary, Treasurer, Director

John Kuykendall is 67 years of age and has been our Secretary and Treasurer since August 7, 2009 and our director since September 9, 2010.

Mr. Kuykendall is one of the founders of AGR Stone & Tools USA, Inc., our wholly owned subsidiary.  He began the company in 2001, is presently engaged as its Secretary and Treasurer and is responsible for all of its financial functions.  Earlier in his career, he was the part owner and Chief Financial Officer of Home Furniture Company, one of the larger retail furniture chains in the southwest United States.  Since 1986, he has acted as the principal of John D. Kuykendall, CPA, LLC, a position he continues to occupy today.  He has been practicing as a Certified Public Accountant for the last twenty years and has clients based in Austin, San Antonio and Houston.

Mr. Kuykendall received a B.B.A. degree from Southern Methodist University and is licensed as a Certified Public Accountant in the State of Texas.  He is currently a director of Global Security Agency Inc., a company whose common stock is quoted on the OTC Bulletin Board under the symbol “GSAG”, and has served as such since April 8, 2010.  Other than that, he has not been a director of any company with a class of securities registered pursuant to section 12 of the Exchange Actor subject to the requirements of section 15(d) of the Exchange Act, or any company registered as an investment company under the Investment Company Act of 1940 during the past five years.

Michael Todd Rutherford – Vice President of Information Technology, Director

Michael Todd Rutherford is 39 years of age and has been our Vice President of Information Technology since August 7, 2009 and our director since September 9, 2010.

Mr. Rutherford is an information technology professional with management experience in a broad array of industries spanning the past 17 years.  He has served numerous systems management functions on Department of Defense research projects and clients such as Bank of America and Fleet Mortgage.  He has served as IT Director for several commodities companies located in the EU and Far East.  He has helped coordinate multi-million dollar expansions and upgrades of corporate data centers including the implementation of cutting-edge server virtualization technology that has resulted in significant cost savings and expanded technological flexibility for these facilities.

From 2001 to the present, Mr. Rutherford has been working with Memorial Hospitals as a Systems Manager in charge of all technology systems including voice and data networks for multiple facilities.  From 2006 to the present he has also been working as Vice President of Information Technology with AGR Stone & Tools USA, Inc.  He has been responsible for the strategy and implementation of all network and computer systems for the enterprise involving all aspects of information technologies research including hardware, software and services specification.

During the past five years, Mr. Rutherford has not been a director of any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of the Exchange Act, or any company registered as an investment company under the Investment Company Act of 1940.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2010	AGR TOOLS, INC.

	By:	/s/ Rock Rutherford
Rock Rutherford
President, Chief Executive Officer

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